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                           NEWMONT MINING CORPORATION

                               Standby Agreement


                                                              New York, New York
                                                               November 13, 1995


Salomon Brothers Inc
As Representative of the
several Purchasers
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

                 Newmont Mining Corporation, a Delaware corporation (the "Company"), intends to call for redemption on December 14, 1995 (the "Redemption Date"), all its outstanding Depositary Shares (the "Redeemable Securities"), each representing ownership of one-half of a share of the Company's $5.50 Convertible Preferred Stock, par value $5.00 (the "Convertible Preferred Stock"), at $51.925 plus accrued and unpaid dividends to and including the Redemption Date for a total redemption price of $52.605 per share of Redeemable Securities. The Redeemable Securities representing one or more whole shares of Convertible Preferred Stock are convertible into whole shares of the Common Stock, $1.60 par value, of the Company ("Common Stock") at any time prior to 5:00 P.M., New York City time, on December 4, 1995 (the "Conversion Date").

                 In order to ensure that the Company will have available sufficient funds to redeem any Redeemable Securities not converted prior to 5:00 P.M., New York City time, on the Conversion Date, the Company desires to make arrangements pursuant to which the purchasers named in Schedule I hereto (each a "Purchaser" and collectively the "Purchasers"), for whom you (the "Representative") are acting as Representative, will following the Conversion Date purchase whole shares of Common Stock that would have been issuable upon the conversion of the Redeemable Securities that have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Conversion Date.

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Purchaser as set forth below in this Section 1.
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                 (a)  The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). A registration statement including a prospectus, relating to the Securities (as defined below) has been or will be filed with the Securities and Exchange Commission (the "Commission") and has become effective or will become effective within one business day of the date hereof. Such registration statement, as amended at the Execution Time (as defined below), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, and as supplemented in the form used to confirm sales of the Securities by certain selling stockholders, including all material incorporated by the reference therein, is hereinafter referred to as the "Prospectus".

                 (b) On the Effective Date (as defined below), the Registration Statement did, and the Prospectus (and any supplements thereto) will, as long as a Prospectus is required to be delivered in connection with sales of the Securities, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder; on the Effective Date, the Registration Statement did not and (if applicable) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (together with any supplement thereto), as long as a Prospectus is required to be delivered in connection with sales of the Securities, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of any Purchaser through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or

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         become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed with the Commission; provided that filing occurs during the time when a Prospectus relating to the Securities is required to be delivered under the Act.

                 (c) The Redeemable Securities representing one or more whole shares of Convertible Preferred Stock are convertible into shares of Common Stock at a conversion price of $36.395 per share of Common Stock. At the Execution Time, there were outstanding 5,750,000 shares of Redeemable Securities; the redemption of all the outstanding Redeemable Securities had been duly authorized by the Company; by the close of business on the business day following the Execution Time, all the Redeemable Securities shall have been duly called for redemption in accordance with the Certificate of Designations relating to the Convertible Preferred Stock and the Deposit Agreement (the "Deposit Agreement") dated as of November 15, 1992 between the Company, Chemical Bank, as Depositary (the "Depositary"), and holders of the Redeemable Securities; and the right to convert the Redeemable Securities into shares of Common Stock will, as a result of such call, expire at 5:00 P.M., New York City time, on the Conversion Date. A copy of the form of notice of redemption and the related letter of transmittal (collectively, the "Notice of Redemption") has been heretofore delivered to you. The Redeemable Securities have been duly and validly authorized and issued and are fully paid and nonassessable. The term "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                 (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Redeemable Securities.

                 (e) Except as otherwise contemplated hereby, the Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of Redeemable Securities into Common Stock and cash.

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                 (f)  The execution, delivery and performance of this Agreement, the call of the Redeemable Securities for redemption, the conversion and redemption thereof, the issuance and sale of the Securities and compliance with the terms and provisions thereof, and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-Laws of the Company or the terms of any material indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or is bound or any statute, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any federal or New York State governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or material properties.

                 2. Purchase and Conversion of Redeemable Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

                 (a) Each Purchaser agrees not to sell 0r otherwise dispose of any Redeemable Securities owned by such Purchaser on the date hereof, except as provided herein and except for any sale or other disposition to another Purchaser. S.G.Warburg & Co. Inc. also agrees to cause Swiss Bank
Corporation, London branch to comply with this Subsection 2(a). Each Purchaser, severally and not jointly, agrees to surrender for conversion into Common Stock prior to 5:00 P.M., New York City time, on the Conversion Date all Redeemable Securities owned by such Purchaser on the Conversion Date as set forth in
Section 4 hereof or otherwise held by such Purchaser on the Conversion Date.
The shares of Common Stock issued to the Purchasers upon the conversion of Redeemable Securities are referred to as the "Conversion Securities".

                 (b) If any Redeemable Securities have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Conversion Date, the Company shall sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, at a purchase price of $38.29 per share, such number of shares of Common Stock as shall equal the number of shares of Common Stock that would have been issuable upon conversion of all Redeemable Securities not surrendered for conversion multiplied by the percentage set forth opposite such Purchaser's name in Schedule I hereto (rounded to the nearest whole number of

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shares).  The shares of Common Stock to be purchased pursuant to this Section
2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities".

                 (c) It is understood that the Purchasers intend to resell the Securities from time to time at prices prevailing in the open market. On or prior to the tenth day after the Redemption Date, or if such day is not a business day, the next succeeding business day, each Purchaser shall remit to the Company 50% of the excess, if any, of the aggregate proceeds received by such Purchaser from the sale of the Purchased Securities (net of selling concessions, transfer taxes and other expenses of sale) over an amount equal to $38.29 multiplied by the number of Securities sold by such Purchaser. Upon completion of the sale of the Securities, each Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Securities not sold by or for the account of the Purchaser prior to the close of business on the tenth day after the Redemption Date, or if such date is not a business day, the next succeeding business day shall be deemed to have been sold on such tenth day for an amount equal to the average of the high and low sale prices of the Common Stock on such day as reported on the New York Stock Exchange. Nothing contained herein shall limit the right of the Purchasers, in their discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                 (d) Delivery of and payment for the Purchased Securities shall be made at 10:00 A.M., New York City time, on December 8, 1995, or such later date (not later than December 14, 1995) as the Representative and the Company may agree, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Purchased Securities being herein called the "Closing Date"). Delivery of the Purchased Securities shall be made to the Representative for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery

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of the Purchased Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for the Purchased Securities shall be made at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York. Certificates for the Purchased Securities shall be registered in such names and in such denominations as the Representative may request not less than three full business days in advance of the Closing Date.

                 The Company agrees to have the Purchased Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

                 3. Compensation. As compensation for the commitment of the Purchasers hereunder, the Company will pay to the Representative for the respective accounts of (A) each of the Representative and Goldman, Sachs & Co., an amount equal to the sum of (i) $1,421,606 plus (ii) if the aggregate number
of the Purchased Securities exceeds   1,974,859 shares, an additional $1.3402
per Purchased Security for the aggregate number of all such Purchased Securities purchased by the Representative and Goldman, Sachs & Co., and if the aggregate number of Purchased Securities exceeds 394,972 shares but is less than or equals 1,974,859 shares, an additional $0.9573 per Purchased Security for the aggregate number of all such Purchased Securities purchased by the Representative and Goldman, Sachs & Co., and (B) S.G. Warburg & Co. Inc. an amount equal to the sum of (i) $1,310,699 plus (ii) if the aggregate number of the Purchased Securities exceeds 1,974,859 shares, an additional $1.34 per Purchased Security for the aggregate number of all such Purchased Securities purchased by S.G. Warburg & Co. Inc. and if the aggregate number of Purchased Securities exceeds 394,972 shares but is less than or equals 1,974,859 shares, an additional $0.96 per Purchased Security for the aggregate number of all such Purchased Securities purchased by S.G. Warburg & Co. Inc.

                 Such compensation shall be paid to the Representative for the respective accounts of the several Purchasers by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds on (A) if the Purchasers are required to purchase any Purchased Securities, the Closing Date, or (B) otherwise, as soon as practicable after the Redemption Date (but in no event later than two business days thereafter).

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                 4.   Additional Purchases.  The Purchasers may purchase
Redeemable Securities in such amounts and at such prices as the Purchaser may deem advisable. All Redeemable Securities owned by the Purchasers on the Conversion Date will be converted by the Purchasers into Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Purchasers upon conversion of any Redeemable Securities acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchasers. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchasers may make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as they may deem advisable and they may overallot in arranging sales.

                 5. Certain Agreements of the Company. The Company agrees with the several Purchasers that it will furnish to the Purchasers and counsel for the Purchasers, without charge, one signed copy of the registration statement relating to the Securities, including all exhibits, in the form it became effective and of all amendments thereto and that:

                 (a) During the time when a prospectus relating to the Securities is required to be delivered under the Act, (i) the Company will advise the Purchasers promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will, except in the case of a supplement relating only to sales of the Securities by certain selling stockholders, afford the Purchasers a reasonable opportunity to comment on any such proposed amendment or supplement, (ii) the Company will advise the Purchasers promptly of the filing of any such amendment or supplement and will provide evidence satisfactory to the Purchasers of such filing, (iii) the Company will advise the Purchasers promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued and (iv) the Company will advise the Purchasers promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

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                 (b)  If, at any time when a prospectus relating to the
         Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers' consent to nor the Purchasers' delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                 (c) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with
         Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

                 (d) The Company will furnish to the Purchasers, without charge, copies of the Registration Statement, including all exhibits, any related prospectus relating to the Securities, any related prospectus supplement and, during the time when a prospectus relating to the Securities is required to be delivered under the Act, all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                 (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchasers reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general or unlimited service of process in any such jurisdiction.

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                                       9

                 (f)  The Company will pay or cause to be paid the following:
         (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers in such quantities as are agreed herein; (ii) the cost of printing any Agreement among Purchasers, this Agreement, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(f), including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost of preparing the Securities; (v) the fees and expenses in connection with the listing, if any, of the Securities or any Common Stock issuable upon conversion of Redeemable Securities; (vi) the fees and expenses of any transfer agent relating to any Common Stock or any Convertible Preferred Stock; (vii) the fees and expenses of the Depositary relating to any Redeemable Securities; (viii) the cost of preparing, printing and distributing the Notice of Redemption and related documents; (ix) the cost of any advertising pursuant to Section 5(g) and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that, except as provided in this Section, Section 7 and Section 10 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, and transfer taxes on resale of any of the Securities by them.

                 (g) The Company will mail or cause to be mailed not later than the business day following the date of execution hereof the Notice of Redemption by first class mail to the registered holders of the Redeemable Securities as of the close of business on the record date selected by the Depositary, which mailing will conform to the requirements of the Certificate of Designations of the Company creating the Convertible

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         Preferred Stock. The Company will not withdraw or revoke the Notice of
         Redemption or attempt to do so.

                 (h) The Company will advise the Representative daily of the amount of Redeemable Securities surrendered on the previous day for conversion.

                 (i) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Redeemable Securities.

                 (j) Until the Redemption Date, the Company will (i) notify you promptly of any material change affecting any of its representations, warranties, agreements or indemnities herein and will take such steps as you may reasonably request to remedy and/or publicize the same to the extent required by law and (ii) furnish you such other information concerning the Company as you may reasonably request.

                 (k) The Company will not, prior to the Redemption Date and for a period of 60 days following the Redemption Date, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however , that (x) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the Conversion Date and in connection with any bonuses paid in securities of the Company; (y) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the Conversion Date; and (z) the Company may issue Common Stock in connection with corporate acquisitions; and provided further that the Company will no longer be bound by this provision if the Purchasers do not purchase in excess of 394,972 Purchased Securities pursuant to this Agreement.

                 (l) The Company has complied and, until the distribution of the Securities is completed, will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

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                 6.   Conditions to the Obligations of the Purchasers.  The
obligations of the Purchasers hereunder to convert Redeemable Securities and to purchase any Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) The Representative shall have received letters, dated the date that is one day after the date of this Agreement and the Closing Date, of Arthur Andersen & Co., in form and substance satisfactory to the Representative, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statement and incorporated therein.

                 (b) The Registration Statement shall have become effective not later than 12 noon on the date following the execution of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Purchaser, shall be contemplated by the Commission.

                 (c) Subsequent to the Execution Time, there shall not have occurred (i) any downgrading in the rating of any senior debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any suspension or limitation in trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such Exchange; (iii) any suspension in trading in the Common Stock of the Company on the New York Stock Exchange imposed by the New York Stock Exchange or the Commission; (iv) any general banking moratorium declared by Federal or New York authorities; and (v)

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                                       12

         any outbreak or material escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency which, in the reasonable judgment of the Representative, is so material and adverse as to make it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.

                 (d) The Representative shall have received an opinion, dated the date that is one day after the date of this Agreement and the Closing Date, of White & Case, counsel for the Company, to the effect that:

                          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                         (ii) The shares of capital stock of the Company outstanding on the date of this Agreement and the Closing Date, as the case may be, have been duly authorized, are validly issued, fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectus;

                        (iii) The outstanding Redeemable Securities have been duly and validly issued and are fully paid and nonassessable; assuming the mailing of the Notice of Redemption in accordance with Section 5(g) hereof, all the Redeemable Securities will have been duly called for redemption by the close of business on the business day following the Execution Time and the right to convert the Redeemable Securities into shares of Common Stock will expire at 5:00 P.M., New York City time, on December 4, 1995; the Securities have been duly and validly authorized and, when issued and delivered upon conversion of any Redeemable Securities or when issued delivered and paid for by the Purchasers, as the case may be, will be fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

                          (iv) The Securities conform in all material respects to the description thereof contained in the Prospectus;

                          (v) No consent, approval, authorization or order of, or filing with, any New York State or Federal governmental agency or body or any New York State or Federal court having jurisdiction over the Company or any of its material properties is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

                          (vi) The execution, delivery and performance of this Agreement, the call of the Redeemable Securities for redemption, the conversion and redemption thereof, the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-Laws of the Company or any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of which such counsel is aware of any federal or New York State governmental agency or body or court having jurisdiction over the Company or any of its material properties (other than those that may be required under the Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion) and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

                        (vii) The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any amendment or supplement thereto, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; nothing has come to such counsel's attention which causes it to believe that the Registration Statement, as of its effective date, or the Prospectus, as of its date, or any such amendment or supplement, as of its date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus in the light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in or omitted from or incorporated by reference in any of the above-mentioned documents; and

                       (viii) This Agreement has been duly authorized, executed and delivered by the Company.

                 (e) The Representative shall have received an opinion, dated the date that is one day after the date of this Agreement and the Closing Date, from Graham M. Clark, Jr., Esq., Senior Vice President and General Counsel of the Company, to the effect that:

                          (i) The Company and Newmont Gold Company have been duly incorporated and are existing corporations in good standing in their state of incorporation and have been duly qualified to do business and are in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Prospectus;

                         (ii) The execution, delivery and performance of this Agreement, the call of the Redeemable Securities for redemption, the conversion and redemption thereof and the issuance and sale of the Securities and compliance with the terms and provisions thereof, and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any order, rule or regulation applicable to the Company or any of its subsidiaries of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Company or any of its material properties or any material agreement or instrument to which the Company or any material subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Restated Certificate of Incorporation or By-Laws of the Company or any such subsidiary;

                        (iii) Such counsel is not aware of any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company or any of its material properties that is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as may be required under the Act and under state securities or Blue Sky laws (as to which such counsel need express no opinion);

                         (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes such counsel to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                          (v) Nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement, as of its effective date, or the Prospectus, as of its date, or any such amendment or supplement, as of its date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus in the light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in or omitted from or incorporated by reference in any of the above-mentioned documents; and

                         (vi) The statements contained in the Company's Annual Reports on Form 10-K for the year ended December 31, 1994 under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30 and September 30, 1995 under the heading "Item 1. Legal Proceedings", in each case, which are incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings.

                 (f) The Representative shall have received from Davis Polk & Wardwell, counsel for the Purchasers, such opinion or opinions, dated the date that is one day after the date of this Agreement and the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Representative shall have received a certificate, dated the date that is one day after the date of this Agreement and the Closing Date, of the Chairman of the Board of Directors, President and Chief Executive Officer, any Senior Vice President or the Treasurer and a principal financial or accounting officer of the Company in which such officers, to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct at and as of the date of this Agreement or the Closing Date, as the case may be, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of this Agreement or the Closing Date, as the case may be, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus or as described in such certificate.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The Company will furnish the Purchasers, without charge, with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                 7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Purchaser for any legal or other expenses reasonably incurred by such Purchaser, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished to the Company by any Purchaser specifically for inclusion therein; and provided further, that the Company shall not be liable to any Purchaser under the indemnity agreement in this subsection (a) to the extent that any such loss, claim, damage or liability of such Purchaser results from the fact that such Purchaser sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Purchaser and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the earlier prospectus which was corrected in the Prospectus as then amended, supplemented or modified.

                 (b) Each Purchaser will severally indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Purchaser specifically for the use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with the investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The Company acknowledges that the statements set forth in the last paragraph of the second cover page, in the first paragraph of the second page and under the heading "Standby Arrangement" in the Prospectus constitute the only information furnished by or on behalf of the several Purchasers for inclusion in the Prospectus, and you, as the Representative, confirm that such statements are correct.

                 (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable cost of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

                 (d) If the indemnity provided for in this Section is unavailable (other than as a result of the provisos contained in subsection (a) or (b)) or insufficient to hold harmless an indemnified party under subsection
(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of the losses, claims, damages or liabilities or actions in respect thereof referred to in subsection
(a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations including, relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the aggregate of (i) such Purchaser's total compensation pursuant to Section 3 hereof and (ii) the net proceeds to such Purchaser from the resale of Purchased Securities in accordance with Section 2(c) hereof. No person guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in the subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                 8. Soliciting Conversions. The Purchasers may assist the Company in soliciting conversion of the Redeemable Securities by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

                 9. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the percentage set forth opposite their names in Schedule I hereto bears to the aggregate percentage set forth opposite the names of all remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided; however, that in the event that the aggregate percentage which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10%, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchaser does not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in Registration Statement and the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder.

                 10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person and will survive the conversion of any Redeemable Securities and the delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Purchasers under this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Purchasers is not consummated for any reason, other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (ii), (iv) or (v) of Section 6(c), the Company will reimburse the Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Securities, but the Company shall be under no further liability to any Purchaser except as provided in Section 7.

                 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Purchasers shall be sufficient in all respects, if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Representative as set forth in this Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Company set forth in the Registration Statement, Attention: Secretary.

                 12. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Purchasers as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

                 13. Time of Essence. Time shall be of the essence of this Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                 14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 15. Counterparts. This Agreement may be executed by any ne or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding, please sign and return three counterparts hereof.

                                        Very truly yours,

                                        NEWMONT MINING CORPORATION


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof:

SALOMON BROTHERS INC
GOLDMAN, SACHS & CO.
S.G. WARBURG & Co. INC.

By:  SALOMON BROTHERS INC


By:
   --------------------------
   Name:
   Title:  Vice President

On behalf of each of the Purchasers